UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2006

WMS INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8300	36-2814522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Northpoint Blvd., Waukegan, Illinois	60085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 785-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Amendment of Voting Proxy Agreement with Phyllis G. Redstone

On October 18, 2006, WMS Industries Inc. (the “Corporation”) entered into an amendment (the “Amendment”) to that certain voting proxy agreement (the “Voting Proxy Agreement”), dated November 8, 2002, by and between the Corporation, Ms. Phyllis G. Redstone and Mr. Neil Nicastro, relating to any and all shares of common stock of WMS Industries Inc. owned by Ms. Redstone in favor of Mr. Neil Nicastro. Pursuant to the Amendment, Mr. Brian R. Gamache, President, Chief Executive Officer and a member of the Board of Directors of the Corporation, will replace Mr. Nicastro as proxy holder under the Voting Proxy Agreement. A copy of the Amendment is attached as an exhibit hereto.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibits	Description
10.1	Amendment to Voting Proxy Agreement, effective as of October 18, 2006, by and between Ms. Phyllis G. Redstone, Mr. Neil D. Nicastro, Mr. Brian R. Gamache and WMS Industries Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMS INDUSTRIES INC.

Date: October 20, 2006
/s/ Kathleen J. McJohn
Kathleen J. McJohn
Vice President, General Counsel and Secretary

Exhibit Index

Exhibits	Description
10.1	Amendment to Voting Proxy Agreement, effective as of October 18, 2006, by and between Ms. Phyllis G. Redstone, Mr. Neil D. Nicastro, Mr. Brian R. Gamache and WMS Industries Inc.